SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2004

THE THAXTON GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-27086	57-0669498
(Commission File Number)	(I.R.S. Employer Identification No.)

1524 Pageland Highway, Lancaster, South Carolina	29720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (803) 285-4337

Item 5. Other Events

On January 22, 2004, the Board of Directors of The Thaxton Group, Inc. (the “Company”), consisting of Allan Ross and Bob Wilson, elected new Board members and then resigned so that the current directors of the Company are as follows: John Haas, Arthur Kramer, Larry Singleton, and Karen Thaxton. Messrs. Haas, Kramer and Singleton are all outside (non-employee) directors who had no prior relationship with the Company. All three have experience with bankruptcy proceedings. Karen Thaxton is the head of the Company’s human resources department and is the widow of Mr. James Thaxton.

At the Board meeting, the senior officers of the Company were not changed except Mr. Robert Dunn was appointed to the additional office of President. Accordingly, the current officers of the Company are:

Robert Dunn	President and Chief Restructuring Officer
Robert L. Wilson	Executive Vice President and Chief Operating Officer
Allan F. Ross	Vice President, Secretary, Treasurer and Chief Financial Officer

As reported in the Company’s Current Report on Form 8-K dated January 13, 2004, it is the Company’s understanding that voting control of the shares of the Company’s stock owned by Mr. Thaxton at the time of his death will continue to be owned by his immediate family.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THE THAXTON GROUP, INC.

By:	/s/ Allan F. Ross

Allan F. Ross Vice President, Chief Financial Officer and Treasurer

Dated: February 4, 2004

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